CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 1, 2023, and each included in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 333-71813) of Pioneer Series Trust XIV (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 29, 2022, with respect to Pioneer Emerging Markets Equity Fund, Pioneer Global Sustainable Growth Fund, Pioneer Global Sustainable Value Fund, Pioneer Intrinsic Value Fund, and Pioneer Strategic Income Fund (the five funds constituting Pioneer Series Trust XIV) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 26, 2023